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                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2002

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE
PARTNERSHIP AGREEMENT

    1. Statement of Cash Available for Distribution for the three months ended March 31, 2002:

         Net income                                                 $ 197,000
         Add: Depreciation and amortization charged to income not
              affecting cash available for distribution                47,000
              Cash from reserves                                       36,000
                                                                    ---------
              Cash Available for Distribution                       $ 280,000
                                                                    =========
              Distributions allocated to General Partners           $  22,000
                                                                    =========
              Distributions allocated to Limited Partners           $ 258,000
                                                                    =========

    2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2002:

Entity Receiving                       Form of
  Compensation                      Compensation                        Amount
-----------------    -------------------------------------------      ----------

Winthrop
Management LLC       Property Management Fees                          $  4,000

General Partners     Interest in Cash Available for Distribution       $ 22,000

Affiliates of the
  General Partner    Interest in Cash Available for Distribution       $  1,000

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